UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 26, 2012

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01                      Other Events.

Item 9.01                      Financial Statements and Exhibits

Exhibit Index

Ex-99.1	Notice to Current Ormat Shareholders

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.                      Other Events.

On October 22, 2012, the Second Judicial District Court of the State of Nevada in and for the County of Washoe entered an order preliminarily approving a proposed settlement of the stockholder derivative cases consolidated under the caption In re Ormat Technologies, Inc. Derivative Litigation, Master Docket No. CV10-00759 (the "State Derivative Action").  The proposed settlement in the State Derivative Action also resolves the federal derivative lawsuits consolidated under the caption In re Ormat Technologies, Inc. Derivative Litigation, Master File 3:10-cv-00177, pending in the United States District Court for the District of Nevada (the "Federal Derivative Action", and together with the State Derivative Action, the "Derivative Actions").

As part of its order preliminarily approving the proposed settlement of the Derivative Actions, the Court approved the Notice to Current Ormat Shareholders (the "Notice"), and directed Ormat to file a copy of the Notice with the SEC.

The proposed settlement of the Derivative Actions remains subject to final approval by the court.  A final approval hearing has been scheduled for December 19, 2012.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this report on Form 8-K:

99.1           Notice to Current Ormat Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  October 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice to Current Ormat Shareholders